SUB ITEM 77Q1



         Appendix A, dated December 18, 2007, to the Master Amended and Restated By-Laws for MFS Series
Trust X, dated January 1, 2002 as revised June 23, 2004 and August 22, 2007, is contained in
Post-Effective Amendment No. 26 to the Registration Statement of MFS Series Trust XI (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 25, 2008, under
Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


                                           SUB ITEM 77Q1


                                            MFS SERIES TRUST X


                                        CERTIFICATION OF AMENDMENT
                                       TO THE DECLARATION OF TRUST

                          REDESIGNATION OF CLASS R3 SHARES, CLASS R4 SHARES,
AND
                                             CLASS R5 SHARES


         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated
December 16, 2004, as amended (the Declaration), of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the Trust), the undersigned Trustees of the
Trust, being a majority of the Trustees of the Trust, do hereby redesignate all existing Class R3, Class
R4 and Class R5 shares (as defined in the  Declaration)  of MFS  Aggressive
 Growth  Allocation  Fund, MFS
Conservative  Allocation Fund, MFS Growth  Allocation Fund, MFS  International
 Diversification  Fund, MFS
Moderate Allocation Fund, MFS New Endeavor Fund and MFS Strategic Value Fund, each a series of the Trust, as follows:

         The class of shares previously designated as Class R3 Shares shall be redesignated as Class
R2 Shares, the class of shares previously designated as Class R4 Shares shall be redesignated as
Class R3 Shares, and the class of shares previously designated as Class R5
 Shares shall be
redesignated as Class R4 Shares.





        IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more  counterparts,  all  constituting  a single  instrument,  as an instrument  under seal in The
Commonwealth of  Massachusetts,  as of April 22, 2008 and further  certify, as provided by the provisions
of  Section  9.3(c) of the  Declaration,  that this  amendment  was duly adopted  by the  undersigned  in
accordance with Section 9.3(a) of the Declaration.



ROBERT E. BUTLER
Robert E. Butler
804  addressStreetW. Park Avenue
State College PA  16803


CityplaceLAWRENCE H. COHN
CityplaceLawrence H. Cohn
addressStreet45 Singletree Road
Chestnut Hill MA  02467


DAVID H. GUNNING
PersonNameDavid H. Gunning
addressStreet2571 N. Park Blvd.
CityplaceCleveland Heights StateOH  PostalCode44106


WILLIAM R. GUTOW
PersonNameWilliam R. Gutow
3 Rue Dulac
CityplaceDallas StateTX  PostalCode75230


MICHAEL HEGARTY
Michael Hegarty
addressStreet177 Old Briarcliff Road
Briarcliff CityplaceManor StateNY  PostalCode10510


J. ATWOOD IVES
PersonNameJ. Atwood Ives
addressStreet17 West Cedar Street
CityplaceBoston StateMA  PostalCode02108















ROBERT J. MANNING
Robert J. Manning
addressStreet13 Rockyledge Road
Swampscott MA  01907


CityplaceLAWRENCE T. PERERA
CityplaceLawrence T. Perera
addressStreet18 Marlborough Street
CityplaceBoston StateMA  PostalCode02116


ROBERT C. POZEN
Robert C. Pozen
addressStreet9 Arlington Street
CityplaceBoston StateMA PostalCode02116


J. DALE SHERRATT
J. Dale Sherratt
addressStreet86 Farm Road
Sherborn MA  01770


LAURIE J. THOMSEN
Laurie J. Thomsen
addressStreet235 Nashawtuc Road
CityplaceConcord StateMA State01742


ROBERT W. UEK
Robert W. Uek
536 Tierra Mar Lane
StateStateNaples StateFL  3410